UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2018

STERLING BANCORP, INC.

(Exact name of registrant as specified in its charter)

Michigan	001-38290	38-3163775
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Towne Square, Suite 1900

Southfield, Michigan 48076

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 355-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01    Other Events.

On February 15, 2018, Sterling Bancorp, Inc. (the “Company”) announced that the Company has set May 15, 2018 as the date for the Company’s 2018 Annual Meeting of Shareholders (the “Annual Meeting”), at a time and location to be determined and specified in the Company’s proxy statement related to the Annual Meeting.

The Company has set the deadline for submission of proposals to be included in its proxy materials for the Annual Meeting as the close of business on February 26, 2018. Therefore, in order for a shareholder proposal to be considered for inclusion in the Company’s proxy materials for the Annual Meeting, the proposal must be received by the Company at its principal executive office (Sterling Bancorp, Inc., Attention: General Counsel, One Towne Square, Suite 1900, Southfield, Michigan 48076) by the close of business on February 26, 2018 and must comply with the procedures and requirements set forth in Rule 14a-8 under the Exchange Act.

In accordance with the advance notice requirements contained in the Company’s amended and restated bylaws applicable for an annual meeting of shareholders, for director nominations or other business to be brought before the Annual Meeting by a shareholder, other than Rule 14a-8 proposals described above, written notice must be delivered to the Company’s principal executive office (Sterling Bancorp, Inc., Attention: General Counsel, One Towne Square, Suite 1900, Southfield, Michigan 48076) by the close of business on February 26, 2018. These shareholder notices also must comply with all additional procedures and requirements of the Company’s amended and restated bylaws and will not be effective otherwise.

A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

No.	Description
99.1	Company press release dated February 15, 2018

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sterling Bancorp, Inc.

By:	/s/ THOMAS LOPP
Thomas Lopp
President, Chief Operations Officer and Chief Financial Officer

Date: February 15, 2018

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